                                  EXHIBIT 99.1
                                  ------------

For Immediate Release:


Contact: Lester Rosenkrantz                         Mark Beal
         Cameron Associates                         Alan Taylor Communications
         212-245-8800, ext. 212                     212-714-1280
         lester@cameronassoc.com

      PacificHealth Laboratories, Inc. Announces Third Quarter 2003 Results

MATAWAN, NJ, November 5, 2003 - - PacificHealth Laboratories, Inc. (OTCBB:
PHLI), an innovative nutrition technology company, reported today revenues of $1,475,408 for the quarter ended September 30, 2003 versus revenues of $1,401,981 for the same period in 2002, a 5% increase. The Company reported a net loss of ($209,209), or ($0.03) per share, for the quarter ended September 30, 2003, as compared to a net loss of ($1,676,450), or ($0.27) per share, for the same period in 2002. For the nine-month period ended September 30, 2003, revenues were $4,393,739 compared to revenues of $4,377,007 for the same period in 2002. The Company reported a net loss of ($936,285), or ($0.15) per share, for the nine months ended September 30, 2003 as compared to a net loss of ($1,972,300), or ($0.32) per share, for the same period in 2002. Both the three- and nine- month periods in 2002 included a $1,297,485 write-off of excess SATIETROL(R) inventory.


Significant accomplishments and highlights during the third quarter included:


o  Completed a $1,500,000 private placement of common stock and warrants.

o Increased ACCELERADE(R) powdered sports drink revenues for the quarter by 15% and year-to-date by 19%.

o Expanded the test market of ACCELERADE ready-to-drink throughout the entire state of Colorado.

o Announced that a new study showed that ACCELERADE improved endurance 36% over a conventional carbohydrate/electrolyte drink containing the same number of calories.

o Elected Gregory Horn to the Board of Directors. Mr. Horn previously held numerous positions at General Nutrition Centers, Inc. including the CEO position.

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                                    - more -

o Announced a new study showed that a new and improved form of SATIETROL, in both a beverage and tablet form, reduces caloric intake by 10-14%.

         Dr. Robert Portman, President and CEO of PacificHealth Laboratories, Inc. said, "In addition to continued growth with ACCELERADE powdered sports drink, we expanded our market test for the ACCELERADE Ready-To-Drink product. ACCELERADE Ready-To-Drink is now available at all 7-Eleven stores throughout the state of Colorado. This expanded market test is being supported by an aggressive advertising, promotional and public relations campaign."

         Dr. Portman continued, "We are also extremely enthusiastic about the results of new clinical trials with an improved form of SATIETROL. We have developed a chewable tablet and are in the process of fielding additional trials. Depending on these results, an improved form of SATIETROL in either a chewable tablet or a beverage could be marketed within 12-18 months. We have great confidence that SATIETROL can be an important tool for the 60 million Americans deemed overweight by government statistics."

         Dr. Robert Portman added, "The completed $1.5 million financing not only improves our balance sheet, but will also enable us to expand our research efforts for SATIETROL."


About the Company:
------------------

PacificHealth Laboratories, Inc., Woodbridge, NJ, was founded in 1995 to develop and commercialize functionally unique nutritional products for sports nutrition, weight loss and Type 2 diabetes. To learn more about PacificHealth Laboratories, Inc., visit: www.pacifichealthlabs.com; www.accelerade.com; www.satietrol.com.


Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

                                    - more -
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SELECTED FINANCIAL DATA:
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INCOME STATEMENT

                                   Three Months Ended             Nine Months Ended
                              --------------------------     ---------------------------
                                  9/30/03       9/30/02          9/30/03       9/30/02
                              ------------- ------------     -------------  -------------
Revenues                       $1,475,408    $1,401,981       $4,393,739     $4,377,007
Net Operating Income(Loss)       (184,113)   (1,679,484)        (907,709)    (1,983,633)
Other Income (Expense)            (25,096)        3,034          (28,576)        11,333
Net Income (Loss)             ($  209,209)  ($1,676,450)     ($  936,285)   ($1,972,300)
Net Income (Loss) per Share
  Basic                            ($0.03)       ($0.27)          ($0.15)        ($0.32)
  Diluted                          ($0.03)       ($0.27)          ($0.15)        ($0.32)

Basic Weighted Average
  Shares Outstanding            6,591,756     6,110,899        6,275,955      6,070,650
Diluted Weighted Average
  Shares Outstanding            7,092,761     7,085,104        7,563,302      7,178,704

CONDENSED BALANCE SHEET
                                     ASSETS

                                                         September 30,            Dec 31,
                                                            2003                   2002
                                                         (Unaudited)             (Audited)
                                                         -------------          -----------
Current assets:
  Cash and cash equivalents                               $1,649,517             $  628,435
  Accounts receivable, net                                   681,988                335,219
  Inventories                                                966,840              1,537,784
  Prepaid expenses                                           159,259                142,865
                                                          ----------             ----------
       Total current assets                                3,457,604              2,644,303

Property and equipment, net                                   58,781                 66,835

Other assets:
  Deposits                                                   14,885                   3,991
                                                          ----------             ----------
            Total assets                                  $3,531,270             $2,715,129
                                                          ==========             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                            $ 348,520               $ 64,213
  Accounts payable and accrued expenses                      416,750                280,384
                                                          ----------             ----------
  Other                                                            -                100,000
            Total current liabilities                        765,270                444,597
                                                          ----------             ----------
Stockholders' equity:
  Common stock, $.0025 par value;
    authorized 50,000,000 shares; issued and
    outstanding: 9,324,259 shares at
    September 30, 2003 and 6,114,703 shares
    at December 31, 2002                                      23,311                 15,287
  Additional paid-in capital                              15,263,702             13,839,972
  Accumulated deficit                                    (12,521,013)           (11,584,727)
                                                         -----------            -----------
                                                           2,766,000              2,270,532

   Total liabilities and stockholders' equity             $3,531,270             $2,715,129
                                                         ===========            ===========